Exhibit 10.8

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

NOTICE OF AWARD OF RESTRICTED STOCK UNITS

NON-EMPLOYEE DIRECTOR DEFERRED ISSUANCE

The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units under the Corporation’s 2009 Incentive Compensation Plan (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of Common Stock on the date that unit vests in accordance with the express provisions of this Notice, the Plan and the form Restricted Stock Unit Award Agreement for Non-Employee Directors (the “Agreement”). The number of shares of Common Stock subject to the awarded Restricted Stock Units and the applicable vesting and issuance schedules for those shares are set forth below. The remaining terms and conditions governing the Restricted Stock Units shall be as set forth in the Plan and the Agreement.

AWARD SUMMARY

Participant:

Award Date:

Number of Shares Subject to Award:	_______________ shares of Common Stock (the “Shares”)

Vesting Schedule:	The Shares shall vest in a series of [number] successive equal [annual, quarterly, monthly] installments upon the Participant’s completion of each successive [year, quarter, month] of active Board Service over the [number] [year, quarter, month] period measured from the Award Date.

Issuance Schedule	The Shares in which the Participant vests shall be issued upon the earliest date to occur of the following (i) the date of the Participant’s Separation from Service, (ii) the closing date of a Change in Control transaction, (iii) the date of the Participant’s death and (iv) the date of the Participant’s Permanent Disability. Such date shall be referred to as the “Issue Date.” The actual issuance of the Shares shall be effected on the applicable Issue Date or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such Issue Date occurs.

Participant understands and agrees that the Restricted Stock Units are granted subject to and in accordance with the terms of the Plan. Participant further agrees to be bound by the terms of the Plan and the terms set forth in the Agreement attached hereto as Exhibit A. Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

Employment at Will. Nothing in this Award Notice or in the attached Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

Definitions.

(a) All capitalized terms in this Award Notice shall have the meaning assigned to them in this Notice, the Plan or in the attached Agreement.

(b) The term “Separation from Service” shall have the meaning assigned to such term in the Treasury Regulations issued under Section 409A of the Code.

Acceptance by Participant.

(a) To accept this award of Restricted Stock Units, Participant shall log into Participant’s online brokerage account established at the Corporation-designated brokerage firm for Participant’s awards under the Plan and follow the procedure set forth on the brokerage firm’s website to accept the terms of this award. Currently, the Corporation-designated brokerage firm is [            ] and the applicable website is www.[            ].com.

(b) If Participant fails to follow the procedure set forth in the preceding paragraph, and does not notify the Corporation (in accordance with Section 7 of the attached Agreement) within fifteen (15) days following the Award Date that Participant does not wish to accept this award of Restricted Stock Units, then Participant will be deemed to have accepted this award of Restricted Stock Units, and agreed to be bound by the terms of the Plan, this Notice and the attached Agreement.

DATED: ___________________________

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:

Title:

ATTACHMENTS

Exhibit A - Restricted Stock Unit Award Agreement – Non-Employee Director Deferred Issuance

Exhibit B - Plan Summary and Prospectus